FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) September 27, 2005
                                                         ------------------

                        ACROSS AMERICA REAL ESTATE CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


      Colorado                000-50764                   20-0003432
   ---------------           ----------            --------------------------
   (State or other           (Commission           (IRS Employer File Number)
   jurisdiction of           File No.)
incorporation)


              1440 Blake Street, Suite 330, Denver, Colorado 80202
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (303) 893-1003
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              (Registrant's telephone number, including area code)


               1440 Blake Street, Suite 330, Denver Colorado 80202
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Corp. and its subsidiaries.

Item 1.01 Entry into a Material Agreement; Item 7.01 Regulation FD Disclosure

Our wholly-owned subsidiary, AARD-Belle Creek LLC, sold its interest in 1.09 acres located in the Belle Creek subdivision on the northwest corner of 104th and US Highway 85 in Commerce City, CO to Mercury Carwash, Inc. for a sale price of $848,628, which will be shown in our financial statements as revenue for this fiscal quarter. Mercury Carwash, Inc. also returned $221,474 to us in earnest money deposits and accrued interest on eight other car wash sites. As a result, we no longer have any business relationship with Mercury Carwash, Inc. and do not have plans for any relationship in the future.

GDBA Investments LLLP, a private investment partnership owns approximately 65% of us. One of the owners of GDBA Investments had held, at one time, a 40% interest in Mercury Carwash, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Across America Real Estate Corp.


Dated: September 27, 2005                By  /s/ Alexander V. Lagerborg
                                             -------------------------------
                                             Alexander V. Lagerborg,
                                             Chief Executive Officer